Exhibit 99.1

RESEARCH TRIANGLE PARK, N.C.-- July 12, 2006--Embrex(R), Inc., The In Ovo Company(R), (Nasdaq:EMBX) announced Embrex management intends to file its Second Quarter 2006 Form 10-Q and issue its financial press release on Monday, August 7, 2006. Embrex's management, led by President and CEO Randall L. Marcuson, will further discuss these financial results in a conference call on Tuesday, August 8, at 11:00 a.m. ET. To join the conference call, dial (800) 446-9604 (domestic and Canada), or (706) 643-5312 (international), identify Randall Marcuson or Don Seaquist as the conference leader, and if asked, provide conference identification number 3019636.

This call is being webcast by Thomson/CCBN and can be accessed at Embrex's web site at www.embrex.com. Click on the Investor Info button to access the link.

The webcast is also being distributed over Thomson/CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson/CCBN's individual investor center at www.earnings.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network. Institutional investors can access the call via Thomson/CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

A telephone replay will be available from approximately 2 p.m. ET August 9 to midnight ET August 23 by dialing (800) 642-1687 (domestic and Canada), or (706) 645-9291 (international), conference ID 3019636.

Embrex(R), Inc., The In Ovo Company(R), is an international agricultural biotechnology company engaged in the development of innovative in ovo (in the egg) solutions that meet the needs of today's global poultry industry.

Embrex(R) and The In Ovo Company(R) are trademarks of Embrex, Inc.

Contact: Don Seaquist
Phone:   919-941-5185

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